EXHIBIT 10.16


             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS
             AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
                OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS
                 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE

            THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
                AS DEFINED BY SECTION 1273(A)(1) OF THE INTERNAL
                        REVENUE CODE OF 1986, AS AMENDED.


                                   DEMAND NOTE

$50,000.00                                                 Atlanta, Georgia
                                                             August 3, 2001


         Worldwide PetroMoly, Inc., d/b/a Small Town Radio, Inc., a Colorado corporation (the "Maker"), for value received hereby promises to pay to the order of John F. McMullan ("Holder"), without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to or by reason of, any past, present or future claims which Maker may have against Holder, the sum of U.S.$50,000.00 and any unpaid accrued interest hereon, as set forth below, upon demand, but no sooner than ninety (90) days after the date set forth above (the date on which such demand is made, the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or if requested in writing by the Holder, by wire transfer in accordance with the Holder's instructions.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject.

         1. Principal, Interest and Grant of Shares. Unless this Note is sooner paid, the principal of and all accrued and unpaid interest on this Note shall be paid in full on the Maturity Date. This Note may be prepaid at any time.

         Maker agrees to pay interest on the unpaid principal amount of this Note from the Borrowing Date until the earlier of the Maturity Date or the date an Event of Default occurs, at a rate of eight (8%) per annum accrued and compounded quarterly.

         Maker agrees to issue 500,000 shares of its restricted common stock, subject to Rule 144, to John F. McMullan.

         2. Events of Default. It shall be an event of default (an "Event of Default") if Borrower shall default in the payment upon demand of the principal or interest on this Note or any other amounts owing hereunder and such default shall not have been cured within ten (10) days after written notice.

         3. Remedies Cumulative. The remedies of Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Holder, may be exercised as often as occasion therefore shall arise. No act or omission of the Holder, including specifically, but without limitation, any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of the Holder hereunder, unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a wavier or release of any subsequent right, remedy or recourse as to any subsequent event.

         If this Note is collected with the assistance of an attorney, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Maker agrees to pay all reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable fees and expenses of any attorney employed by the Holder hereof.

         4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telex or machine-confirmed facsimile or three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and certified, return receipt requested, addressed to the address listed above each party's signature line (or at such other address for a party as shall be specified by like notice).

         5. Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, and venue for any action taken in connection herewith or related hereto shall exclusively reside in Fulton County, Georgia.


                                          Worldwide PetroMoly, Inc
                                          (d/b/a Small Town Radio, Inc.)
                                          Address:
                                          12600 Deerfield Parkway, Suite 100
                                          Alpharetta, GA 30004


                                          By: /s/ Robert S. Vail
                                             _________________________
                                               Robert S. Vail
                                          Its Chairman and Chief Financial
                                           Officer